As filed with the Securities and Exchange Commission on October 6, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARMASSET, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

98-0406340

(I.R.S employer identification No.)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Pharmasset, Inc.

2007 Equity Incentive Plan

(Full title of the plan)

P. Schaefer Price

Chief Executive Officer

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

(Name and address of agent for service)

(609) 613-4100

(Telephone number, including area code of agent for service)

COPY TO:
Paul Lubetkin, Esquire Executive Vice President and General Counsel Pharmasset, Inc. 303-A College Road East Princeton, New Jersey 08540 (609) 613-4100	Steven J. Abrams, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103 (215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	1,000,000 shares	$19.85	$19,850,000	$1,107.63

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pharmasset, Inc. 2007 Equity Incentive Plan for any future stock split, stock dividend or similar adjustments of the outstanding Common Stock, $0.001 par value, of the Registrant.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on The NASDAQ Stock Market LLC on October 2, 2009. The average equaled $19.85.

Explanatory Note

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional 1,000,000 shares of Common Stock, par value $0.001 per share, of Pharmasset, Inc. (the “Company”), with respect to an effective Registration Statement on Form S-8 of the Company relating to the Company’s 2007 Equity Incentive Plan.

The contents of the Registration Statement on Form S-8, as filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 4, 2007, Registration No. 333-142630, are incorporated by reference into this Registration Statement.

Item 8.	Exhibits.

The Exhibit Index filed herewith and appearing immediately following the signatures hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Princeton, New Jersey, on this 6th day of October, 2009.

PHARMASSET, INC.

October 6, 2009	By:	/S/ P. SCHAEFER PRICE
P. Schaefer Price
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints P. Schaefer Price, Kurt Leutzinger and Paul Lubetkin and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ P. SCHAEFER PRICE P. Schaefer Price	Director and Chief Executive Officer (Principal Executive Officer)	October 6, 2009

/S/ KURT LEUTZINGER Kurt Leutzinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 6, 2009

/S/ G. STEVEN BURRILL G. Steven Burrill	Chairman of the Board of Directors	October 6, 2009

/S/ WILLIAM J. CARNEY, ESQ. William J. Carney, Esq.	Director	October 6, 2009

/S/ HERBERT J. CONRAD Herbert J. Conrad	Director	October 6, 2009

/S/ ELLIOT F. HAHN Elliot F. Hahn	Director	October 6, 2009

/S/ MICHAEL K. INOUYE Michael K. Inouye	Director	October 6, 2009

/S/ FREDRIC D. PRICE Fredric D. Price	Director	October 6, 2009

/S/ ROBERT F. WILLIAMSON, III Robert F. Williamson, III	Director	October 6, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

4*	Pharmasset, Inc. 2007 Equity Incentive Plan, as amended

5*	Opinion of Pepper Hamilton LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Pepper Hamilton LLP (contained in Exhibit 5)

24*	Power of Attorney (included on signature page of this registration statement)

*	Filed herewith